Exhibit 28(j)(1) – Consent of BBD, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Stadion Investment Trust and to the use of our report dated July 24, 2013 on the Stadion Managed Risk 100 Fund, Stadion Defensive International Fund, Stadion Tactical Income Fund, Stadion Tactical Growth Fund, Stadion Trilogy Alternative Return Fund, and Stadion Tactical Defensive Fund's (each respectively formerly known as Stadion Managed Portfolio, Stadion Olympus Fund, Stadion Tactical Income Fund, Stadion Market Opportunity Fund,  Stadion Trilogy Fund, and Stadion Core Advantage Portfolio and each a series of shares of beneficial interest in the Stadion Investment Trust) financial statements and financial highlights.   Such financial statements and financial highlights appear in the May 31, 2013 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
March 27, 2014